UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  August 29, 2008

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA  91406
(Address of principal executive offices) (Zip Code)

(818) 226-1968
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 29, 2008, HemaCare Corporation (the "Company") entered into a Settlement Agreement and Mutual General Release (the “Agreement”) with Joseph Mauro and Valentin Adia (“Mauro and Adia”).  On August 26, 2006, the Company purchased from Mauro and Adia all of the outstanding capital stock of Teragenix Corporation, which subsequently was renamed HemaCare BioScience, Inc. (“HemaBio”).  Mr. Mauro was named Division President and Mr. Adia was named Vice President, Business Development of HemaBio.  For a description of the terms of this acquisition and the employment arrangements of Mauro and Adia, see the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 5 and November 15, 2006.

After the acquisition, HemaBio operated the Company’s Florida based research products business.  On November 2, 2007, Mauro and Adia resigned as officers of HemaBio.  The Board of Directors of HemaBio, in consultation with, and with the approval of, the Company’s Board of Directors, determined HemaBio’s business could not operate without senior management, and that the pathway to future profitability was unclear.  Therefore, the Board of Directors of HemaBio decided that it was in the best interest of HemaBio’s creditors to close all operations of HemaBio, effective November 5, 2007.  For a complete description of the resignations of Mauro and Adia, see the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2007.

On December 4, 2007, HemaBio executed and delivered an Assignment for Benefit of Creditors, under Florida Statutes Section 727.101 et seq. (“Assignment”), assigning all of its assets to an assignee, who is responsible for taking possession of, protecting, preserving, and liquidating such assets and ultimately distributing the proceeds to creditors of HemaBio according to their priorities as established by Florida law.  For a complete description of the Assignment, see the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2007.

Disputes arose between the Company and Mauro and Adia pertaining to the Company’s acquisition of HemaBio from Mauro and Adia, and their management of HemaBio after the acquisition.  The dispute led to the filing of a lawsuit against Mauro and Adia in the Los Angeles Superior Court (Case No. LC082173) (the “Lawsuit”).

The Agreement resolves the disputes, including those alleged in the Lawsuit. The Agreement provides for the mutual general release of all claims between the Company and Mauro and Adia in exchange for:  i) Mauro and Adia’s cancellation of promissory notes, and accrued interest, received from the Company as part of the HemaBio acquisition consideration; ii) return of 248,000 shares of the Company’s common stock received by Mauro and Adia as part of the HemaBio acquisition consideration; and iii) payment by Mauro and Adia of $50,000 to the Company.

The foregoing summary of the Agreement is qualified in its entirety by the form of Agreement attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description
	99.1	Settlement Agreement and Mutual Release executed August 29, 2008, between HemaCare Corporation and Joseph Mauro and Valentin Adia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2008	HEMACARE CORPORATION By /s/ Robert S. Chilton Robert S. Chilton, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Settlement Agreement and Mutual Release executed August 29, 2008, between HemaCare Corporation and Joseph Mauro and Valentin Adia.